UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2006 (April 27, 2006)

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2006, the Board of Directors (the “Board”) of NTELOS Holdings Corp. (the “Company”), upon recommendation of the Nominating and Governance Committee, elected Eric B. Hertz as an independent director. Mr. Hertz will also serve on the audit committee. On April 27, 2006, in connection with Mr. Hertz’s election, Henry Ormond tendered his resignation from the Board. Pursuant to the Company’s shareholders agreement entered into in connection with the Company’s initial public offering, and under the rules of The Nasdaq Stock Market, Quadrangle Capital Partners L.P., which together with certain affiliates is one of the Company’s principal shareholders, designated Mr. Hertz to replace Mr. Ormond, who is an officer of Quadrangle Capital Partners L.P.

Mr. Hertz, age 51, is currently self-employed. From May 2002 to March 2006, Mr. Hertz was the Chief Operating Officer of Western Wireless Corporation, a provider of rural wireless communications services. From May 2001 to May 2002, Mr. Hertz was President, West Region, of AT&T Digital Broadband Wireless, where he was responsible for leading the expansion of fixed wireless local loop technology for high speed Internet access and voice services. From 1991 to 2001, Mr. Hertz was employed by BellSouth Corp. in a number of posts of increasing responsibility. Most recently, he served as the Region Chief Operating Officer of BellSouth International, where he was responsible for managing the expansion of BellSouth wireless investments operations in Central America and Panama. Prior to that, Mr. Hertz was President and General Manager, Ecuador, of BellSouth International, where he was responsible for managing a $400 million investment in wireless mobile voice and data communications network. Prior to that, he was General Manager and then Regional Vice President of BellSouth Cellular. Mr. Hertz obtained a B.S. in Mechanical Engineering from Worcester Polytechnic Institute in 1977 and a Masters in Business Administration from the Wharton School of Business Administration of the University of Pennsylvania in 1984.

Mr. Hertz does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K. Mr. Hertz does not have a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

On April 27, 2006, the Company issued a press release announcing the appointment of Mr. Hertz. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated April 27, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2006

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President and Chief Financial Officer, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 27, 2006

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